UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Cleveland BioLabs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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April 27, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 annual meeting of stockholders of Cleveland BioLabs, Inc. to be held at 10:00 a.m. Eastern Time on June 7, 2011 at the Holiday Inn Buffalo Downtown, 620 Delaware Avenue, Buffalo, New York 14202.  Details regarding the meeting, the business to be conducted at the meeting, and information about Cleveland BioLabs, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, seven persons will be elected to our Board of Directors.  In addition, we will ask stockholders to ratify the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2011, to approve on an advisory basis the compensation of our named executive officers, as disclosed in this proxy statement, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers.  The Board of Directors recommends the approval of each of the first three proposals and a vote for a frequency of voting on executive compensation every year.  Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting.  Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy.  Regardless of the number of shares you own, please vote your shares as soon as possible.  For your convenience, you may vote by telephone by calling toll-free at 1-866-894-0537 or via the Internet at http://www.cstproxy.com/cbiolabs/2011 and following the instructions on the enclosed proxy card. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Cleveland BioLabs, Inc.  We look forward to seeing you at the annual meeting.

Sincerely,

BERNARD L. KASTEN
Chairman of the Board

April 27, 2011

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME:  10:00 a.m. Eastern Time

DATE:  June 7, 2011

PLACE:	The Holiday Inn Buffalo Downtown
620 Delaware Avenue
Buffalo, New York 14202

PURPOSES:

1.	To elect seven directors to serve one-year terms expiring at the 2012 Annual Meeting;

2.	To ratify the appointment of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To consider an advisory vote on compensation of our named executive officers;

4.	To consider an advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers, as disclosed in this proxy statement; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Cleveland BioLabs, Inc. common stock at the close of business on April 11, 2011, the record date. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 73 High Street, Buffalo, New York 14203.

All stockholders are cordially invited to attend the annual meeting.  Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Yakov Kogan
Chief Operating Officer and Secretary

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810

PROXY STATEMENT FOR THE CLEVELAND BIOLABS, INC.
2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 7, 2011

This proxy statement, along with the accompanying notice of 2011 annual meeting of stockholders, contains information about the 2011 annual meeting of stockholders of Cleveland BioLabs, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m., Eastern Time, on June 7, 2011, at the Holiday Inn Buffalo Downtown, 620 Delaware Avenue, Buffalo, New York 14202.

In this proxy statement, we refer to Cleveland BioLabs, Inc. as “Cleveland BioLabs,” “CBLI,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 27, 2011, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2010 annual report, which includes our financial statements for the fiscal year ended December 31, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2011

This proxy statement and our 2010 annual report to stockholders are available for viewing, printing and downloading at http://www.cstproxy.com/cbiolabs/2011. To view these materials, please follow the instructions on the website or the proxy card you received. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2010 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at http://www.cbiolabs.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14202
Attention: Corporate Secretary

Exhibits will be provided upon written request and payment of an appropriate processing fee.

i

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The board of directors of Cleveland BioLabs, Inc. is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders to be held at the Holiday Inn Buffalo Downtown, 620 Delaware Avenue, Buffalo, New York 14202, on June 7, 2011, at 10:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting.  The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 because you owned shares of Cleveland BioLabs, Inc. common stock on April 11, 2011, the record date.  The Company intends to commence distribution of the proxy materials to stockholders on or about April 27, 2011.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 11, 2011 (the “record date”) are entitled to vote at the Annual Meeting.  On the record date, there were 29,387,823 shares of our common stock outstanding and entitled to vote.  Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares.  Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting.  For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Seating will be limited.

What do I need to present for admission to the Annual Meeting?

You will need to present proof of your record or beneficial ownership of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy.  All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against all, some or none of the nominees for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on executive compensation, and whether your shares should be voted for, against or abstain with respect to each of the other proposals.  If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below.  Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

•
By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 7:00 p.m. Eastern Time on June 6, 2011.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record.” This proxy statement, the notice of annual meeting, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” This proxy statement, the notice of annual meeting, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2011;

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement (advisory vote); and

•	“FOR” holding an advisory vote on executive compensation every year (advisory vote).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment.  At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting.  You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or
•
by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current proxy card or telephone or Internet vote is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote by Internet, telephone or at the Annual Meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your non-voted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.

A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation (Proposals 3 and 4 of this proxy statement).  Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.  You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for 2011, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Advisory Vote on Executive Compensation
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.  Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Advisory Vote on Frequency of Voting on Executive Compensation
The frequency of holding an advisory vote on compensation of our named executive officers every year receiving the greatest number of votes (also known as a “plurality” of the votes cast) will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote.  Although the advisory vote is non-binding, the Nominating and Corporate Governance Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on executive compensation.

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies.  Our directors and employees may solicit proxies in person or by telephone, fax or email.  We will pay these employees and directors no additional compensation for these services.  We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their customers and to obtain authority to execute proxies.  We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Who are the persons selected by the Board of Directors to serve as proxies?

Michael Fonstein and John A. Marhofer, Jr., the persons named as proxies on the proxy card and voting instruction card accompanying this proxy statement, were selected by the Board of Directors to serve in such capacity.  Michael Fonstein is the Chief Executive Officer and President of the Company, and John A. Marhofer, Jr. is the Chief Financial Officer of the Company.

Who will count the vote?

At the Annual Meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed by us for the meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 27, 2011, and continuing through the date of the Annual Meeting, at our principal offices located at 73 High Street, Buffalo, New York 14203.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders on the Internet?

Our Annual Report to Stockholders for the year ended December 31, 2010, containing financial and other information pertaining to us, is being furnished to stockholders with this proxy statement.  The notice of annual meeting of stockholders, proxy statement, proxy card, Form 10-K and Annual Report to Stockholders are available on the Internet at http://www.cstproxy.com/cbiolabs/2011 and are also available on our website at www.cbiolabs.com under the link “Investors.”

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Eastern Time, on June 7, 2011 at the Holiday Inn Buffalo Downtown, 620 Delaware Avenue, Buffalo, New York 14202.  When you arrive at the Holiday Inn Buffalo, signs will direct you to the appropriate meeting rooms.  You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company, by calling their toll free number, 1-866-894-0537.

If you do not wish to participate in “householding” and would like to receive your own set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder of CBLI and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•
If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 1-866-894-0537 or writing them at 17 Battery Place, 8th Floor, New York, New York 10004, Attn: Bruce Jacoby.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by Continental Stock Transfer & Trust Company:

•	following the instructions provided on your proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to http://www.cstproxy.com/cbiolabs/2011 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2011 for (a) the executive officers named in the Summary Compensation Table in the section titled “Executive Officer and Director Compensation,” (b) each of our directors and director nominees, and (c) all of our current directors and executive officers as a group. As of April 1, 2011, to our knowledge, there were no stockholders that beneficially owned more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  We deem shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2011 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.  Percentage of ownership is based on 29,380,093 shares of common stock outstanding on April 1, 2011.

	Shares Beneficially Owned
Name and Address**	Number		Percent

Directors and Executive Officers
Bernard L. Kasten Director, Chairman of the Board	182,656	(1)	*
James J. Antal Director	170,656	(2)	*
Paul E. DiCorleto Director	155,656	(3)	*
H. Daniel Perez Director	167,749	(4)	*
David C. Hohn Nominee for Director	-		-
Michael Fonstein Director, Chief Executive Officer, President	1,695,559	(5)	5.46%
Andrei Gudkov Director, Chief Scientific Officer	1,933,959	(6)	6.18%
Yakov Kogan Director, Chief Operating Officer, Secretary	1,130,798	(7)	3.71%
John A. Marhofer, Jr. Chief Financial Officer	414,293	(8)	1.39%
All current directors and executive officers as a group (8 persons)	5,851,326	(9)	16.61%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Includes 155,000 shares issuable upon the exercise of options to purchase common stock. Also includes 10,000 shares held by a trust of which Dr. Kasten and members of his family are trustees and 2,000 shares held through a brokerage account in the name of Dr. Kasten’s daughter, over which Dr. Kasten has voting and investment power.

(2)	Includes 155,000 shares issuable upon the exercise of options to purchase common stock.

(3)	Includes 140,000 shares issuable upon the exercise of options to purchase common stock.

(4)	Includes 155,000 shares issuable upon the exercise of options to purchase common stock.

(5)	Includes 429,359 shares issuable upon the exercise of options to purchase common stock. 200,000 of the shares beneficially owned by Dr. Fonstein have been pledged by him as security for an obligation.

(6)	Includes 429,359 shares issuable upon the exercise of options to purchase common stock.

(7)
Includes 429,539 shares issuable upon the exercise of options to purchase common stock. Also includes 40,239 shares of common stock underlying options to purchase common stock issued to Ms. Leah Brownlee, who is employed by us as corporate counsel. Dr. Kogan disclaims beneficial ownership over the shares beneficially owned directly by Ms. Brownlee. See “Certain Relationships and Related Person Transactions.”

(8)	Consists of 414,293 shares issuable upon the exercise of options to purchase common stock.

(9)	Does not include Dr. Hohn, as Dr. Hohn is not a current member of the Board of Directors.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

On April 14, 2011, our Board of Directors voted to nominate the persons listed below for election at the Annual Meeting for a term of one year to serve until the 2012 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position with the Company
Bernard L. Kasten, M.D. (1) (2)	64	Chairman of the Board
James J. Antal (1)	60	Director
Paul E. DiCorleto, Ph.D. (2)	59	Director
Michael Fonstein, Ph.D.	51	Director, Chief Executive Officer, President
Andrei Gudkov, Ph.D.	54	Director, Chief Scientific Officer
Yakov Kogan, Ph.D.	38	Director, Chief Operating Officer, Secretary
David C. Hohn	69	Director Nominee

(1)  Member of the Audit Committee and Compensation Committee.

(2)  Member of the Nominating and Corporate Governance Committee.

H. Daniel Perez is currently a member of our Board of Directors and a member of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has decided not to nominate Dr. Perez for re-election to the Board of Directors and his term will end immediately after the completion of the Annual Meeting. David C. Hohn is being nominated to fill the vacancy created in our Board of Directors by the departure of Dr. Perez. After the Annual Meeting, Dr. Hohn is expected to serve on the committees of the Board of Directors on which Dr. Perez is currently a member.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly.  Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Bernard L. Kasten, James J. Antal, Paul E. DiCorleto and H. Daniel Perez. Our Board has also determined that, following his election, Dr. Hohn will also qualify as an independent director as defined The NASDAQ Stock Market.

Bernard L. Kasten, M.D. Dr. Kasten became a member of our board on July 20, 2006 and was appointed Chairman of the Board on August 30, 2006. From 1995 to 2004, Dr. Kasten served at Quest Diagnostics Incorporated where he was Chief Laboratory Officer and most recently Vice President of Medical Affairs of its MedPlus Inc. subsidiary. Dr. Kasten served as a director of SIGA Technologies from May 2003 to December 2006, and as SIGA’s Chief Executive Officer from July 2004 through April 2006. Since April 2007, Dr. Kasten has served as the Chairman of the Board and Chief Executive Officer of GeneLink Inc. Dr. Kasten has served as a director of Enzo BioChem Inc. since 2008. Dr. Kasten is also a director of several privately held companies. Dr. Kasten is a graduate of the Ohio State University College of Medicine. His residency was served at the University of Miami, Florida, and he was awarded fellowships at the National Institutes of Health Clinical Center and NCI, Bethesda, Maryland. He is a diplomat of the American Board of Pathology with certification in anatomic and clinical pathology with sub-specialty certification in Medical Microbiology. Dr. Kasten’s background in biotechnology in both a research and commercial capacity provides valuable background and expertise to the Board.

James J. Antal Mr. Antal became a member of our board on July 20, 2006. Mr. Antal served as Chief Financial Officer of Experian from 1996 to 2001 and as Chief Investment Officer of Experian from 2001 to 2002. Experian is a leading global provider of consumer and business credit information, direct marketing information services, and integrated customer relationship management processes. He also served on the Board of Directors of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp. Mr. Antal earned a Bachelor of Science degree in Business Administration with an Accounting major from The Ohio State University in 1973. He became a Certified Public Accountant (Ohio) in 1975. Starting in 2002, Mr. Antal served as an advisor to the board of directors for Plexus Vaccine, Inc., a biotech company, until it was acquired by SIGA Technologies in 2004. In December 2004, he joined the SIGA board of directors, and also currently serves on its audit and corporate governance committees. From May 2004 to August 2005, he was engaged as the Chief Financial Advisor to the Black Mountain Gold Coffee Co. From July 2005 to August 2009, he served on a part-time basis as Chief Financial Officer of Pathway Data Inc., a privately-held company engaged in consumer credit notification and identity theft assistance services. Mr. Antal’s experience in accounting and finance, particularly with respect to biotechnology companies and public reporting companies make him an important asset to the Board and a qualified Audit Committee Chairman.

Paul E. DiCorleto, Ph.D. Dr. DiCorleto has served as one of our directors since 2004. He is the Chairman of the Lerner Research Institute of the Cleveland Clinic and Chairman of the Department of Molecular Medicine at the Case School of Medicine. Dr. DiCorleto received his undergraduate training in chemistry at Rensselaer Polytechnic Institute and his doctorate in biochemistry from Cornell University. Dr. DiCorleto’s research focuses on the molecular and cellular basis of atherosclerosis. He has been with the Cleveland Clinic since 1981, having served previously as Chairman of the Department of Cell Biology, as an Associate Chief of Staff, and as a member of the Clinic’s Board of Governors and Board of Trustees. On a national level, Dr. DiCorleto has chaired multiple NIH and American Heart Association review panels, as well as several national conferences on research into heart and vascular disease. He has published over 100 articles in his field and serves on the editorial board of multiple scientific journals. Dr. DiCorleto is a Community Trustee of Cleveland State University and a member of the Association of American Medical College’s Advisory Panel on Research. Dr. DiCorleto’s research background, with an emphasis on cell and molecular biology, provides the Board with an experienced non-management perspective on the Company’s research and development activity.

Michael Fonstein, Ph.D. Dr. Fonstein has served as our Chief Executive Officer, President, and as one of our directors since our inception in June 2003. Previously, he served as Director of the DNA Sequencing Center at the University of Chicago from its creation in 1994 to 1998, when he left to found Integrated Genomics, Inc. located in Chicago, Illinois. He served as CEO and President of Integrated Genomics from 1997 to 2003. Dr. Fonstein has won several business awards, including the Incubator of the Year Award from the Association of University Related Research Parks. He was also the winner of a coveted KPMG Illinois High Tech Award. Dr. Fonstein’s day-to-day leadership as Chief Executive Officer and President provides him with intimate knowledge of our operations.

Andrei Gudkov, Ph.D., D. Sci. Dr. Gudkov has served as one of our directors and as our Chief Scientific Officer since our inception in June 2003. Prior to 1990, he worked at The National Cancer Research Center in Moscow, where he led a broad research program focused on virology and cancer drug resistance. In 1990, he reestablished his lab at the University of Illinois at Chicago where he became a tenured faculty member in the Department of Molecular Genetics. His lab concentrated on the development of new functional gene discovery methodologies and the identification of new candidate cancer treatment targets. In 1999, he defined p53 as a major determinant of cancer treatment side effects and suggested this protein as a target for therapeutic suppression. In 2001, Dr. Gudkov moved his laboratory to the Lerner Research Institute at the Cleveland Clinic where he became Chairman of the Department of Molecular Biology and Professor of Biochemistry at Case Western Reserve University. In May 2007, Dr. Gudkov joined Roswell Park Cancer Institute, where he is the Senior Vice President of Basic Science and Chairman of the Department of Cell Stress Biology. Dr. Gudkov is a world renowned molecular biologist whose research discoveries drive the scientific foundations of the Company.  As a result, he provides the Board with invaluable insight into the scientific direction of the Company.

Yakov Kogan, Ph.D. Dr. Kogan has served as one of our directors since our inception in June 2003, as Secretary since March 2006, and as Chief Operating Officer since February 2008. Dr. Kogan also served as our Executive Vice President of Business Development from our inception until February 2008. From 2002 to 2003, as Director for Business Development at Integrated Genomics, he was responsible for commercial sales and expansion of the company’s capital base. Prior to his tenure in business development, Dr. Kogan worked as a Group Leader/Senior Scientist at Integrated Genomics and ThermoGen, Inc. and as Research Associate at the University of Chicago. Dr. Kogan holds a Ph.D. degree in Molecular Biology from All-Union Research Institute of Genetics and Selection of Industrial Microorganisms (VNIIGenetika) (Moscow, Russia), as well as an MBA degree from the University of Chicago Graduate School Of Business. Dr. Kogan provides the Board with a helpful blend of scientific understanding and business development that assists the Board in reviewing the revenue opportunities for its primary product candidates.

David C. Hohn, M.D.  Dr. Hohn, our director nominee, is currently a Professor Emeritus and the Executive Director of Health Policy at Roswell Park Cancer Institute in Buffalo, New York, a position in which he has served since April 2007. Dr. Hohn also serves as a senior advisor to the current President of the Roswell Park Cancer Institute. From March 1997 to April 2007, Dr. Hohn served as President and Chief Executive Officer of the Roswell Park Cancer Institute and Principal Investigator on Roswell Park’s National Cancer Institute Cancer Center Support Grant. Prior to coming to Roswell Park, Dr, Hohn served as the Vice President for Clinical Affairs at the M.D. Anderson Cancer Center in Houston, Texas. Dr. Hohn is currently active in New York State cancer control initiatives with the American Cancer Society. He is also a former President and a current member of the Executive Committee of the National Comprehensive Cancer Network, an alliance of 21 leading cancer centers, and he serves as Vice Chair of the New York State Stem Cell Research Board.  Dr. Hohn is also a member of the Board of Directors of CUBRC, a non-profit contract research corporation that is a subsidiary of the State University of New York system.  Dr. Hohn has previously served as a member of a number of Western New York civic and professional boards, including the Buffalo Niagara Medical Campus, Hauptmann Woodward Medical Institute, Buffalo Niagara Partnership and the Buffalo Philharmonic Orchestra. Dr. Hohn received his undergraduate degree in Chemistry in 1964 at the University of Illinois at Urbana and his Doctorate of Medicine in 1970 from the University of Illinois College of Medicine at Chicago.  The Board has nominated Dr. Hohn because his significant experience in oncology and medical research, coupled with his experience leading a major cancer research center, is expected to provide valuable knowledge to the benefit of the Company.

There are no family relationships among any of our directors.

Committees of the Board of Directors and Meetings

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each comprised entirely of directors who are “independent” as that concept is defined in the corporate governance listing requirements of the NASDAQ Marketplace Rules. Each Committee has a written charter that is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Each of Messrs. Antal, DiCorleto, Kasten and Perez is independent under The NASDAQ Marketplace Rules and the Exchange Act. Our Board has also determined that, following his election, Dr. Hohn will also qualify as an independent director as defined The NASDAQ Stock Market. As discussed above, the Board of Directors has decided not to nominate Dr. Perez for re-election to the Board of Directors and his term will end immediately after the completion of the Annual Meeting. We anticipate that, upon election, Dr. Hohn will serve on our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Meeting Attendance.  The Board has adopted a policy specifying that it is the responsibility of each director to attend all meetings of the Board and all meetings of the committees of the Board on which he or she serves. During the fiscal year ended December 31, 2010, there were six meetings of our Board of Directors.  No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2010, except for Dr. Gudkov, who attended four of the six meetings of the Board held in 2010.

The Board of Directors has adopted a policy requiring that each director makes every effort to attend each annual meeting of stockholders. All seven directors attended our annual meeting of stockholders held in 2010.

It is also the policy of the Board to hold executive sessions of non-employee directors at each regularly scheduled Board meeting and, if any of the non-employee directors are not independent, to hold executive sessions of the independent directors at least twice per year. Each of the non-employee directors in fiscal 2010 was determined by the Board to be independent.

Audit Committee.  Our Audit Committee met four times during fiscal 2010.  This committee currently has three members, Messrs. Antal (Chairman), Kasten and Perez.  Dr. Hohn is expected to join our Audit Committee following his election to the Board.

All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market, as such standards apply specifically to members of audit committees, and the Board has determined that Dr. Hohn, upon his election, will satisfy such requirements. The Board has determined that Mr. Antal is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

The Audit Committee generally has direct responsibility and oversight for our accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. More specifically, the Audit Committee has responsibility to review and discuss the annual audited financial statements and disclosures with management and the independent auditor; review the financial statements and disclosures provided in our quarterly and periodic reports with management and the independent auditor; and oversee the external audit coverage, including appointment and replacement of the independent auditor and pre-approval of all audit and non-audit services to be performed by the independent auditor.

Compensation Committee.  Our Compensation Committee met eight times during fiscal 2010.  This committee currently has three members, Messrs. Antal (Chairman), Kasten and Perez. Dr. Hohn is expected to join our Compensation Committee following his election to the Board.

The Compensation Committee determines and approves the compensation level of executive officers based on an evaluation of their performance in light of our goals and objectives. When determining the long-term incentive component of executive compensation, the Compensation Committee considers our performance and relative stockholder return, the level and value of similar incentive awards prevalent in the industry, and awards given to executive officers in past years. The Compensation Committee also has the authority to recommend to the Board of Directors compensation for directors and the form of this compensation. The Compensation Committee makes recommendations to the full Board of Directors with respect to the adoption, amendment, termination, or replacement of both incentive compensation plans and equity-based plans. The Compensation Committee has the power to retain professionals to assist in the evaluation of director and executive compensation, and has the sole authority to retain and terminate any such professional and to approve the professional’s fees. The Compensation Committee may also establish subcommittees of entirely independent directors to evaluate special or unique matters.

For a discussion concerning the processes and procedures for determining executive and director compensation, see “Compensation Discussion and Analysis” and “Executive Officer and Director Compensation.”

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee met twice during fiscal 2010 and has three members, Messrs. Kasten (Chairperson), DiCorleto and Perez.  Dr. Hohn is expected to join our Nominating and Corporate Governance Committee following his election to the Board.

The Nominating and Corporate Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in our Corporate Governance Guidelines and recommending such eligible individuals to serve as members of the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of other Board committees. The Nominating and Corporate Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the Board of Directors, periodically, our corporate governance principles.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Second Amended and Restated By-Laws, “—Nominating Procedures” below and “Proposals of Stockholders” at the end of this proxy statement.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which it reviews from time to time, to assist the Board of Directors in fulfilling its responsibility to exercise its business judgment in what it believes to be the best interests of our stockholders. The Corporate Governance Guidelines are posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Code of Ethics for Senior Executives and Independent Directors and Code of Conduct

The Board of Directors has adopted a Code of Ethics for Senior Executives and Independent Directors that is specifically applicable to its independent directors, executive officers and senior financial officers, including its principal executive officer and its principal financial officer. The Code of Ethics for Senior Executives and Independent Directors is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.” We have also adopted a Code of Conduct in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Conduct is applicable to all of our employees, officers and directors, and is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Board Leadership Structure

Our Corporate Governance Guidelines describe our policies concerning, among other things, the role of the Board of Directors and management, proper Board functions, independence, and committee matters. The positions of Chairman of the Board of Directors and Chief Executive Officer are currently held by different persons, although we do not have a policy requiring that to be the case. Instead, our Board of Directors has the authority to choose its Chairman in any way it deems best for us at any given point in time. Accordingly, our Board of Directors reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in the same person or in two different individuals depending on what it believes is in our best interest. At this time, our Board of Directors has determined that separation of these roles most appropriately suits us. Dr. Kasten is uniquely qualified to serve as our Chairman given his leadership of our Board of Directors since we became a public company in 2006, his experience as a director and member of board committees of other public biotechnology companies and his skills and experience in the biotechnology industry in both a research and commercial capacity. Further, our Board of Directors believes that this division of roles allows Dr. Fonstein to focus more of his efforts to achieving the goals and objectives of our strategic plan. Our Board of Directors believes that there is no single leadership structure that would be most effective in all circumstances and, therefore, retains the authority to modify our Board's structure to best address our circumstances as and when appropriate.

Role of Our Board of Directors in Risk Oversight

The Board of Directors, as a whole and at the committee level, has overall responsibility for overseeing our risks, including general oversight of our executive officers’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our Board of Directors in reviewing our strategic plan is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

At the committee level, the Compensation Committee oversees the management of risks relating to our executive compensation. The Audit Committee oversees our risk policies and processes related to the quality and integrity of our accounting, auditing and financial reporting practices, including our audited and unaudited financial statements and internal controls. The Audit Committee is also responsible for addressing risks arising from related party transactions. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.

Nominating Procedures

As described above, we have a standing Nominating and Corporate Governance Committee and its charter is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

The Nominating and Corporate Governance Committee considers many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant scientific and technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders.

In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee or stockholder-recommended nominee. However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with their performance as a director. In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also take into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.

The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Governance Committee has the authority under its charter to hire consultants or search firms to assist in the process of identifying and evaluating candidates. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203 specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders must comply with our Second Amended and Restated By-Laws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Stockholder Communications to the Board

           Generally, stockholders who have questions or concerns should contact our Investor Relations department. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to Cleveland BioLabs, Inc. Board of Directors, c/o Office of the Secretary, 73 High Street, Buffalo, New York 14203. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process or means by which stockholders may communicate with the Board or its members. Please refer to our website, www.cbiolabs.com, for any changes in this process.

Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

• junk mail and mass mailings;
• resumes and other forms of job inquiries;
• surveys; and
• solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors.  As of December 31, 2010, we had employment agreements with Messrs. Fonstein and Kogan and a consulting agreement with Dr. Gudkov, and Mr. Marhofer, our Chief Financial Officer, was an at-will employee.

The Board of Directors elects officers annually and such executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

John A. Marhofer, Jr.	48	Chief Financial Officer

John (Jack) A. Marhofer, Jr., CMA, CFM Mr. Marhofer joined us as Controller and General Manager in February 2005 and was subsequently appointed to be our Chief Financial Officer in August 2005. He was Corporate Controller of Litehouse Products, Inc. from June 2001 to February 2005. Mr. Marhofer earned his Bachelor of Science in Accounting and Marketing from Miami University in Ohio in 1984, and his Masters in Business Administration in Finance from Akron University in Ohio in 1997, where he was named to the National Honor Society of the Financial Management Association.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

We have built, and expect to continue to build, an executive leadership team with the expertise and experience that we need as we expand our capabilities in developing biodefense, tissue protection and cancer treatment drugs based on the concept of modulation of cell death for therapeutic benefit. The market for these individuals is very competitive, particularly at this stage in our growth. Many of the companies with which we compete for executive talent are much larger and better financed than we are, with longer corporate histories, and thus may appear to potential executives to present a lower risk than we do. In order to attract and retain talented executives, we provide short-term compensation elements that rival those of our competitors, such as base salary, a performance-based annual cash bonus opportunity and a generous benefits program. However, we also try to conserve our cash resources, because we require significant amounts of capital to fund our operations and are not yet profitable. We do not fund expensive perquisites for our executives. Our executive compensation program anticipates that a significant portion of each executive's annual compensation will be in the form of stock option grants. This program is designed to provide a significant return to our executive officers if we are successful, in part, to balance the perception of higher risk. Finally, the executive compensation program includes a long-term incentive plan, where a cash bonus will be earned depending on the closing stock price at December 31, 2011 as set forth in our long-term incentive plan. We believe that the combination of our long-term incentive plan and including equity-based awards in our annual compensation program attracts and motivates executives to set and achieve goals that drive us to long-term success.

The Compensation Committee determines and approves the compensation level of executive officers based on an evaluation of their performance in light of our goals and objectives. The Compensation Committee of the Board of Directors is composed entirely of independent directors as such term is defined by the rules of the NASDAQ Stock Market, Inc. The Compensation Committee is responsible for implementing the Board of Director’s directives relating to the compensation of our executive officers based on an evaluation of their performance of our goals and objectives.

Our compensation policy includes:

•	base salary, which is determined on an annual basis; and
•	annual and long-term cash and stock option incentive compensation.

This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

Our Named Executive Officers

For 2010, our Named Executive Officers and their titles were:

Name	Title

Dr. Michael Fonstein	President and Chief Executive Officer
Dr. Andrei Gudkov	Chief Scientific Officer
Dr. Yakov Kogan	Chief Operating Officer and Secretary
John A. Marhofer, Jr.	Chief Financial Officer

Our Executive Compensation Decision Process

Overview

Our Compensation Committee reviews and approves on a periodic basis the corporate goals and objectives with respect to the compensation for our executive officers.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Michael Fonstein, our Chief Executive Officer and President, is involved in compensation recommendations, with input from the other executive officers. The Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made.

Compensation Advisors

The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2010, the Compensation Committee did not engage a third-party compensation consultant.

Competitive Market Analysis and Benchmarking

In reviewing and recommending the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to officers of similarly situated companies, the respective individual’s performance, compensation given to our officers in past years, anticipated changes to future duties and other factors the Compensation Committee deems appropriate. As a framework for the Compensation Committee’s decisions regarding the compensation of the Company’s named executive officers during 2010, the Compensation Committee evaluated aggregate executive compensation data from the fiscal years 2009 and 2008 regarding the chief executive officer, chief scientific officer, chief operating officer and chief financial officer (or, in certain instances, the executive officer closest in rank and responsibility) of PharmAthene, Inc., Hemispherx Biopharma, Inc., Progenics Pharmaceuticals Inc., AVI BioPharma, Inc., Oncothyreon Inc., Enzo Biochem Inc., SIGA Technologies, Inc., Novavax, Inc., BioCryst Pharmaceuticals, Inc., Emergent BioSolutions, Inc., Rigel Pharmaceuticals, Inc., InterMune Inc., Exelixis, Inc., Seattle Genetics, Inc., Alexion Pharmaceuticals, Inc. and Human Genome Sciences Inc.

We selected these companies as similarly situated because they are all biotechnology companies with market capitalizations of under $300 million. As an additional benchmark, we used the 2009 study titled “Executive Pay in the Biopharmaceutical Industry.” This study listed 408 public biopharmaceutical companies, of which 207 were used because they had annual revenues of under $25 million. The Compensation Committee found the aggregate compensation paid to each of our named executive officers, in general, was below the compensation paid to executive officers of the selected peer group after taking into account differences, such as total research revenue, scope of supervisory responsibility of employees and other commitments between us and the peer group. Therefore, the Compensation Committee decided to increase the aggregate compensation of our executive officers to be consistent with the peer group effective on July 1, 2010.

Evaluations

The Compensation Committee evaluates at least once a year the performance of our executive officers in light of goals and objectives proposed by the executive officers and approved by the Compensation Committee. Based upon these evaluations, the Compensation Committee determines the annual compensation for our executive officers, including base salary, cash bonus, and equity compensation. In its evaluation of the executive officers, the Compensation Committee considers, but is not limited to, the following:

•	overall management of the Company;

•	progress achieved by our drug candidates;

•	maintaining successful relationships with the Board of Directors and our shareholders;

•	our financial performance with respect to the preparation of and compliance with our budget, including capital reserves;

•	success in securing new government contracts and grants and other third-party funding, and progress under such contracts and other funding arrangements once obtained;

•	financial regulatory compliance (including compliance with NASDAQ rules, the securities laws and all related regulations); and

•	relationships with regulators and compliance with government contract and grant requirements.

Our Compensation Philosophy and Program Objectives

The overall objectives of our compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals and objectives within our strategic plan, to maximize the link between executive and stockholder interests through a stock option plan and to recognize overall business results. To achieve these objectives, we have developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive officer's compensation to performance.

Our Executive Compensation Plan

Overview

The key elements of our compensation plan consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of cash bonuses and stock option awards. The Compensation Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by us to the individual executive officers, including insurance and other benefits.

Base Salary

Our compensation philosophy is to maintain executive base salary at a competitive level to enable us to attract and retain executives needed to accomplish our strategic plan. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments and anticipated changes to future job responsibilities, as well as our historical practices. Economic and business conditions affecting us are also considered. The Compensation Committee also considers historical levels of salary paid by us as well as the provisions in the various employment contracts we have with our executive officers, which contracts are more fully discussed elsewhere in this proxy statement.

Periodic adjustments in base salary are based on our financial performance and condition and other competitive factors. The Compensation Committee takes into account non-financial performance measures such as our competitive position, scientific developments and improvements in relations with government funding agencies and investors.

Base salaries paid to our executive officers in 2010 were reviewed and set by our Compensation Committee. These base salary levels reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs and achievement of our pre-established scientific and business goals.

Incentive Compensation

The Compensation Committee, in its discretion, may establish incentive plans and otherwise award cash and/or equity bonuses to our executive officers. The amounts of both the cash and equity bonuses are determined based on performance, which is evaluated annually. The cash and equity bonuses for each of executive officers is based on various factors, including, among others, the achievement of various operating milestones based on scientific and business goals, our financial performance, the performance of our stock, and our establishment and compliance with satisfactory corporate governance practices. The operating milestones used in the evaluation of our annual incentive compensation are based on annual proposals made by our executive officers, which are then evaluated and approved by the Compensation Committee. We believe that the annual incentive bonuses motivate and encourage our executive officers to fulfill the goals and objectives of our strategic plan.

Cash Bonuses. The annual cash bonus for each executive officer is determined based on a percentage of such executive officer’s base salary. Our target cash bonus for 2010 was set at 20% of base salary, with a threshold of 10% of base salary and a maximum of 40% of base salary, except for Dr. Gudkov, whose percentages are doubled to reflect the lesser amount paid as a consultant. These target, threshold and maximum percentages for a fiscal year are determined by our Compensation Committee during such fiscal year to reflect the current goals and objectives for the plan year as well as the financial condition of the Company. If our executive officers would be entitled to a bonus amount that is less than the threshold amount (based on the formula set forth below), our executive officers will not receive any cash bonuses. If our executive officers are eligible for more than the threshold amount, they will be entitled to a bonus based on the following formula:

Base Salary	X	Bonus Target	X	Performance Factor	=	Annual Cash Bonus Amount
		(expressed as a percentage of base salary)		(based on the performance of our Company over the past year based on the evaluation factors)

Our Compensation Committee determined that our executive officers’ performance for fiscal 2010 was 120% of the target.

Equity Bonuses. The Compensation Committee believes that granting stock options provides executive officers with a strong economic interest in maximizing stock price appreciation over the long term. The Compensation Committee also believes that the practice of granting stock options can be useful in retaining and recruiting the key talent necessary to ensure our continued success. This element of compensation has been governed by the Cleveland BioLabs, Inc. Equity Incentive Plan, as amended (“Equity Plan”). The Equity Plan is administered by our Compensation Committee, which reviews executive management’s recommendations concerning persons to be granted stock options, and determines the number of stock options to be granted to each such person, and the terms and conditions of any stock options as permitted under the Equity Plan. The exercise price of stock options is set per Cleveland BioLabs, Inc. Guidelines for Equity Awards and has been at a price not less than the Fair Market Value of a Share on the Grant Date. The options therefore do not have any value to the executive officer unless the market price of our common stock rises, which ensures that the interests of our executive officers are aligned with those of our shareholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing shareholder value over the long term.

Our target stock option bonus for 2010 was set at 125,000 stock options, with a threshold of 62,500 stock options and a maximum of 250,000 stock options. These target, threshold and maximum amounts for a fiscal year are determined by our Compensation Committee during such fiscal year to reflect the current goals and objectives for the plan year as well as the financial condition of the Company. If our executive officers would be entitled to a stock option grant that is less than the threshold amount (based on the formula set forth below), our executive officers will not receive any stock option grants as a bonus. If our executive officers are eligible for more than the threshold amount, they will be entitled to a stock option bonus based on the following formula:

Target Option Amount	X	Performance Factor	=	Annual Stock Option Grant Amount
(as determined by the Compensation Committee)		(based on the performance of our Company over the past year based on the evaluation factors)

Our Compensation Committee determined that our executive officers’ performance for fiscal 2010 was 120% of the target.

Additional Benefits and Perquisites

Our officers are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and disability insurance. For each of these benefit plans, we make contributions to the premiums paid to the plans. We also offer a 401(k) defined contribution plan and makes contribution to the 401(k) plan. In each case, we offer these benefits to our executive officers on the same basis as our other employees.

Severance and Change in Control Agreements

We also provide certain of our executive officers with severance and change of control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change in control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business.

Our Compensation Policies

Section 162(m) Policy

The Compensation Committee has found it unnecessary to consider the applicability of Section 162(m) of the Code because no executive officer receives compensation in excess of one million dollars.

Common Share Ownership Requirements

While we have not adopted a formal written policy on common share ownership requirements, part of our compensation philosophy involves common share ownership by our executive officers, because we believe that it helps to align their financial interests with those of our shareholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common shares without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our Disclosure Policy and Insider Trading Policy.

Timing of Awards

The Compensation Committee has the authority to issue equity awards under our Equity Plan. We expect that the Compensation Committee will continue making option awards to our executive officers when appropriate. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Compensation Committee
James J. Antal (Chairperson)
Bernard L. Kasten
H. Daniel Perez

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

Our company regularly assesses risks related to our compensation programs, including our executive compensation programs, and we do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. At the Compensation Committee’s direction, management provides ongoing information to the Compensation Committee regarding compensation factors which could mitigate or encourage excessive risk-taking. In its discussions, the Compensation Committee considered the attributes of our programs, including:

•	significant management oversight over employee compensation;

•	a balance of annual and long-term, milestone-based incentives for senior executives;

•	the use of multiple objective performance metrics; and

•	stock ownership guidelines that are reasonable and align executives’ interests with those of our shareowners.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2008, 2009 and 2010 to (1) our President and Chief Executive Officer, (2) our Chief Operating Officer, (3) our Chief Financial Officer and (4) our Chief Scientific Officer, who is our only other executive officer.

Name and Principal Position	Year	Salary (1) ($)		Bonus ($)	Option Awards (2) ($)		Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation ($)		Total ($)
Michael Fonstein	2010	303,268	(4)	-	252,000	(5)	76,600	11,098	(6)	642,966
President and Chief	2009	235,000		-	-		74,025	11,179	(6)	320,204
Executive Officer	2008	243,601		-	354,105	(5)	-	12,214	(6)	609,920
Yakov Kogan	2010	259,248	(7)	-	252,000	(8)	59,844	9,489	(9)	580,581
Chief Operating	2009	217,686		-	-		68,571	1,814	(9)	288,071
Officer	2008	217,686		-	354,105	(8)	-	7,356	(9)	579,147
John A. Marhofer, Jr.	2010	201,828	(10)	-	252,000	(11)	50,269	7,587	(12)	511,684
Chief Financial Officer	2009	165,856		-	-		52,245	6,081	(12)	224,182
	2008	165,856		-	236,070	(11)	-	5,189	(12)	407,115
Andrei Gudkov	2010	143,193	(13)	-	252,000	(14)	62,238	-		457,431
Chief Scientific Officer	2009	110,000		-	-		69,300	-		179,300
	2008	114,215		-	354,105	(14)	-	-		468,320

(1)
Base salary for 2010 includes compensation received from our consolidated, majority-owned subsidiary, Incuron, LLC. Messrs. Fonstein, Kogan, Gudkov and Marhofer earned $20,833, $20,833, $20,833 and $10,417, respectively, in compensation from Incuron, LLC for their services in fiscal 2010.

(2)
These amounts represent the aggregate grant date fair value for stock awards granted in fiscal years 2010, 2009 and 2008, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 1Q to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010. For a discussion of the stock options granted in respect of services provided in the year ended December 31, 2010, see the discussion under “Compensation Discussion and Analysis—Our Executive Compensation Plan—Incentive Compensation” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(3)	The Company’s cash bonuses are paid under our executive compensation plan. As such, the bonus amounts are reported in the column “Non-Equity Incentive Plan Compensation.”

(4)	Dr. Fonstein was paid a base salary at an annual rate of $244,870 from January 2010 through June 2010 and at an annual rate of $320,000 from July 2010 through December 2010.

(5)
Represents (i) options to purchase 105,000 shares of common stock, granted in May 2010 for performance during fiscal 2009, which vested immediately and have an exercise price of $3.44 per share (the market price of our common stock on the date immediately after the grant), and (ii) options to purchase 137,250 shares of common stock, granted in February 2008 for performance during fiscal 2007, which vested immediately and have an exercise price of $4.00 per share (the market price of our common stock on the date immediately after the grant).

(6)	Consists of reimbursement for commuting from primary residence in Chicago, Illinois.

(7)	Dr. Kogan was paid a base salary at an annual rate of $226,829 from January 2010 through June 2010 and at an annual rate of $250,000 from July 2010 through December 2010.

(8)
Represents (i) options to purchase 105,000 shares of common stock, granted in May 2010 for performance during fiscal 2009, which vested immediately and have an exercise price of $3.44 per share (the market price of our common stock on the date immediately after the grant), and (ii) options to purchase 137,250 shares of common stock, granted in February 2008 for performance during fiscal 2007, which vested immediately and have an exercise price of $4.00 per share (the market price of our common stock on the date immediately after the grant).

(9)
Consists of 401(k) matching contributions of $9,489, $1,814 and $3,600 for fiscal years 2010, 2009 and 2008, respectively, and $3,756 for reimbursement for relocation costs to Buffalo, New York in fiscal year 2008.

(10)	Mr. Marhofer was paid a base salary at an annual rate of $172,822 from January 2010 through June 2010 and at an annual rate of $210,000 from July 2010 through December 2010.

(11)
Represents (i) options to purchase 105,000 shares of common stock, granted in May 2010 for performance during fiscal 2009, which vested immediately and have an exercise price of $3.44 per share (the market price of our common stock on the date immediately after the grant), and (ii) options to purchase 91,500 shares of common stock, granted in February 2008 for performance during fiscal 2007, which vested immediately and have an exercise price of $4.00 per share (the market price of our common stock on the date immediately after the grant).

(12)	Consists of 401(k) matching contributions of $7,587, $6,081 and $5,199 for fiscal years 2010, 2009 and 2008, respectively.

(13)	Dr. Gudkov was paid as a consultant at an annual rate of $114,620 from January 2010 through June 2010 and at an annual rate of $130,000 from July 2010 through December 2010

(14)
Represents (i) options to purchase 105,000 shares of common stock, granted in May 2010 for performance during fiscal 2009, which vested immediately and have an exercise price of $3.44 per share (the market price of our common stock on the date immediately after the grant), and (ii) options to purchase 137,250 shares of common stock, granted in February 2008 for performance during fiscal 2007, which vested immediately and have an exercise price of $4.00 per share (the market price of our common stock on the date immediately after the grant).

Grants Of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2010 to each of the executive officers named in the Summary Compensation Table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Michael	-	-	-	64,000	128,000	-	-	-
Fonstein	5/18/2010	2/9/2010	-	-	-	105,000	$3.44	$252,000
Yakov Kogan	-	-	-	50,000	100,000	-	-	-
	5/18/2010	2/9/2010	-	-	-	105,000	$3.44	$252,000
John A.	-	-	-	42,000	84,000	-	-	-
Marhofer, Jr.	5/18/2010	2/9/2010	-	-	-	105,000	$3.44	$252,000
Andrei	-	-	-	26,000	52,000	-	-	-
Gudkov	5/18/2010	2/9/2010	-	-	-	105,000	$3.44	$252,000

The amounts in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns represent the minimum, target and maximum amounts that our named executive officers were eligible for pursuant to our executive compensation plan. Actual amounts paid to each of the named executive officers under this plan for performance in 2010 are set forth in the Summary Compensation Table above.

As discussed in footnote (2) to the Summary Compensation Table above, the stock options in the table above represent stock option awards granted in the year ended December 31, 2010 and the grant date fair value relating thereto computed in accordance with FASB ASC Topic 718. For a discussion of the stock options granted in respect of services provided in the year ended December 31, 2010, see the discussion under “Compensation Discussion and Analysis—Our Executive Compensation Plan—Incentive Compensation” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Option Exercises

There were no exercises of stock options by any of our named executive officers during the fiscal year ended December 31, 2010.

Pension Benefits

We do not have any qualified or non-qualified defined benefits plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Michael Fonstein and Yakov Kogan.

We entered into employment agreements dated as of August 1, 2004 with Michael Fonstein, our President and Chief Executive Officer, and Yakov Kogan, our Chief Operating Officer. These agreements have three-year initial terms and are renewed pursuant to their terms for successive one-year periods, unless earlier terminated in accordance with their terms.

Dr. Fonstein was paid a base salary at an annual rate of $244,870 from January 2010 through June 2010 and at an annual rate of $320,000 from July 2010 through December 2010. Under the executive compensation plan, if Dr. Fonstein meets his target, his base salary is increased by 4%, which may be increased by up to a maximum of 8% depending on performance.

In addition, Dr. Fonstein is eligible to earn an annual bonus based on corporate targets set by the Board of Directors on an annual basis.  If Dr. Fonstein meets his bonus targets, he is entitled to a bonus of 20% of his annual salary which may be increased up to a maximum cash bonus amount equal to 40% of his salary depending on performance. If Dr. Fonstein meets his bonus targets, he is also entitled to a stock option award of 125,000 stock options, which may be increased to up to 250,000 depending on performance. For fiscal 2010, Dr. Fonstein earned a cash bonus of $76,600, which was approximately 25.3% of Dr. Fonstein’s base salary. As part of his bonus for fiscal 2010, Dr. Fonstein also was awarded stock options to purchase 149,609 shares of our common stock, which were granted in March 2011 and are not reflected in the tables above. In fiscal 2010, Dr. Fonstein received stock options to purchase 105,000 shares of our common stock, which were awarded as part of his bonus for 2009. All such options were fully vested upon grant.  In addition, Dr. Fonstein was paid $11,098 in fiscal 2010 for reimbursement of his commuting costs from Chicago, Illinois to our headquarters.

Dr. Kogan was paid a base salary at an annual rate of $226,829 from January 2010 through June 2010 and at an annual rate of $250,000 from July 2010 through December 2010.  Under the executive compensation plan, if Dr. Kogan meets his target, his base salary is increased by 4%, which may be increased by up to a maximum of 8% depending on performance.

In addition, Dr. Kogan is eligible to earn an annual bonus based on corporate targets set by the Board of Directors on an annual basis. If Dr. Kogan meets his bonus targets, he is entitled to a bonus of 20% of his annual salary which may be increased up to a maximum cash bonus amount equal to 40% of his salary depending on performance.  If Dr. Kogan meets his bonus targets, he is also entitled to a stock option award of 125,000 stock options, which may be increased to up to 250,000 depending on performance. For fiscal 2010, Dr. Kogan earned a cash bonus of $59,844, which was approximately 23.1% of Dr. Kogan’s base salary. As part of his bonus for fiscal 2010, Dr. Kogan also was awarded stock options to purchase 149,609 shares of our common stock, which were granted in March 2011 and are not reflected in the tables above. In fiscal 2010, Dr. Kogan received stock options to purchase 105,000 shares of our common stock, which were awarded as part of his bonus for 2009. All such options were fully vested upon grant.  In addition, Dr. Kogan was paid $9,489 in fiscal 2010 for 401(k) matching contributions.

Each employment agreement provides that such agreement may automatically be terminated on the date of such executive’s death. Furthermore, each of the employment agreements permits us to terminate either Dr. Fonstein or Dr. Kogan upon written notice at any time due to such executive’s permanent disability or for cause, without cause or for any or no reason.

If either Dr. Fonstein or Dr. Kogan was terminated by us without cause as described in their respective agreement, he would have been entitled to severance pay equal to six months of his annual salary. Pursuant to amendments to each employment agreement to effect compliance with Section 409A of the Internal Revenue Code, such severance would not have been paid until the earlier of six months and one day after termination or the executive’s death. The employment agreements also contain confidentiality, assignment of inventions, non-competition and non-solicitation provisions to help protect the value of our intellectual property.

Andrei Gudkov

During the year ended December 31, 2010, our Chief Scientific Officer, Andrei Gudkov, served in such capacity pursuant to a consulting agreement dated as of January 1, 2010. Dr. Gudkov’s consulting agreement has an initial term of one year and is renewable for successive one-year periods, unless earlier terminated in accordance with its terms.

Pursuant to the consulting agreement, Dr. Gudkov received base compensation at an annual rate of $114,620 each month from January 2010 through June 2010 and at an annual rate of $130,000 each month from July 2010 through December 2010. Pursuant to the consulting agreement, Dr. Gudkov is deemed an executive officer of the Company and is eligible to participate in our executive compensation plan. Under the executive compensation plan, if Dr. Gudkov meets his target, his base compensation is increased by 4%, which may be increased by up to a maximum of 8% depending on performance.  In addition, Dr. Gudkov is eligible to earn an annual bonus based on corporate targets set by the Board of Directors on an annual basis. If Dr. Gudkov meets his bonus targets, he is entitled to a bonus of 40% of his annual base compensation which may be increased up to a maximum cash bonus amount equal to 80% of his base compensation depending on performance.  If Dr. Gudkov meets his bonus targets, he is also entitled to a stock option award of 125,000 stock options, which may be increased to up to 250,000 depending on performance. Under our executive compensation plan, for fiscal 2010, Dr. Gudkov earned a cash bonus of $62,238, which was approximately 50.9% of Dr. Gudkov’s annual base compensation for fiscal 2010. As part of his bonus for fiscal 2010, Dr. Gudkov also was awarded stock options to purchase 149,609 shares of our common stock, which were granted in March 2011 and are not reflected in the tables above. In fiscal 2010, Dr. Gudkov received stock options to purchase 105,000 shares of our common stock, which were awarded as part of his bonus for 2009.

The consulting agreement permits us to terminate such agreement upon written notice only “for cause.” The consulting agreement also permits either party to terminate such agreement without cause upon 14 days written notice to the other party. The consulting agreement also contains confidentiality and assignment of inventions provisions to help protect the value of our intellectual property, and an indemnification provision for the benefit of Dr. Gudkov.

John A. Marhofer, Jr.

During the year ended December 31, 2010, our Chief Financial Officer, John A. Marhofer, Jr., did not have an employment agreement with us. However, as an executive officer of the Company, Mr. Marhofer is compensated under our executive compensation plan. Mr. Marhofer was paid a base salary at an annual rate of $172,822 from January 2010 through June 2010 and at an annual rate of $210,000 from July 2010 through December 2010. Under the executive compensation plan, if Mr. Marhofer meets his target, his base salary is increased by 4%, which may be increased by up to a maximum of 8% depending on performance.  In addition, Mr. Marhofer is eligible to earn an annual bonus based on corporate targets set by the Board of Directors on an annual basis. If Mr. Marhofer meets his bonus targets, he is entitled to a bonus of 20% of his annual salary which may be increased up to a maximum cash bonus amount equal to 40% of his salary depending on performance.  If Mr. Marhofer meets his bonus targets, he is also entitled to a stock option award of 125,000 stock options, which may be increased to up to 250,000 depending on performance.  Under our executive compensation plan, for fiscal 2010, Mr. Marhofer earned a cash bonus of $50,269, which was approximately 24.9% of Mr. Marhofer’s annual base salary for fiscal 2010. As part of his bonus for fiscal 2010, Mr. Marhofer also was awarded stock options to purchase 149,609 shares of our common stock, which were granted in March 2011 and are not reflected in the tables above. In fiscal 2010, Mr. Marhofer received stock options to purchase 105,000 shares of our common stock, which were awarded as part of his bonus for 2009. In addition, Mr. Marhofer was paid $7,587 in fiscal 2010 for 401(k) matching contributions.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2010, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.  There were no stock option exercises by any of our named executive officers during the fiscal year ended December 31, 2010. There were no outstanding stock awards to the executive officers named in the Summary Compensation Table on the last day of the fiscal year ended December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael	105,000	-	-	3.44	5/17/2020
Fonstein	137,250			4.00	2/3/2018
	37,500			8.36	4/5/2017
Yakov Kogan	105,000	-	-	3.44	5/17/2020
	137,250			4.00	2/3/2018
	37,500			8.36	4/5/2017
John A.	105,000	-	-	3.44	5/17/2020
Marhofer, Jr.	91,500			4.00	2/3/2018
	25,000			8.36	4/5/2017
	20,000			4.50	2/28/2016
	23,184			0.67	6/30/2015
Andrei	105,000	-	-	3.44	5/17/2020
Gudkov	137,250			4.00	2/3/2018
	37,500			8.36	4/5/2017

Potential Payments Upon Termination Or Change-In-Control

The following descriptions are based on the employment agreements of Messrs. Fonstein and Kogan and the consulting agreement of Dr. Gudkov that were in effect as of December 31, 2010.

Pursuant to Dr. Fonstein’s employment agreement, if Dr. Fonstein is terminated for “cause” or resigns, we would not have any further obligations, except the payment of any base salary and reimbursable expenses accrued through the date of termination. If Dr. Fonstein is terminated by us without cause as described in the employment agreement, he would be entitled to severance pay equal to six months of his annual salary (based on his annual base salary of $320,000 as of December 31, 2010, this amount would have been $160,000). If Dr. Fonstein is terminated due to a permanent disability or death, Dr. Fonstein would be entitled to receive severance pay equal to the base salary that would have been payable if Dr. Fonstein had continued his employment for the remaining term under his employment agreement. However, if Dr. Fonstein becomes permanently disabled or dies as a result of, or in conduct of, his employment duties under his employment agreement, Dr. Fonstein would be entitled to severance pay equal to his base salary that would have been payable had Dr. Fonstein continued his employment for a period of no less than eighteen months (based on his annual base salary of $320,000 as of December 31, 2010, eighteen months of severance would have been $480,000). Pursuant to amendments to Dr. Fonstein’s employment agreement to effect compliance with Section 409A of the Internal Revenue Code, such severance would not be paid until the earlier of six months and one day after termination or Dr. Fonstein’s death.

Pursuant to Dr. Kogan’s employment agreement, if Dr. Kogan is terminated for “cause” or resigns, we would not have any further obligations, except the payment of any base salary and reimbursable expenses accrued through the date of termination. If Dr. Kogan is terminated by us without cause as described in his employment agreement, he would be entitled to severance pay equal to six months of his annual salary (based on his annual base salary of $250,000 as of December 31, 2010, this amount would have been $125,000). If Dr. Kogan is terminated due to a permanent disability or death, Dr. Kogan would be entitled to receive severance pay equal to the base salary that would have been payable if Dr. Kogan had continued his employment for the remaining term under his employment agreement. However, if Dr. Kogan becomes permanently disabled or dies as a result of, or in conduct of, his employment duties under his employment agreement, Dr. Kogan would be entitled to severance pay equal to his base salary that would have been payable had Dr. Kogan continued his employment for a period of no less than eighteen months (based on his annual base salary of $250,000 as of December 31, 2010, eighteen months of severance would have been $375,000). Pursuant to amendments to Dr. Kogan’s employment agreement to effect compliance with Section 409A of the Internal Revenue Code, such severance would not be paid until the earlier of six months and one day after termination or Dr. Kogan’s death.

Under the employment agreements for Dr. Fonstein and Dr. Kogan, a “permanent disability” will be deemed to occur if such executive suffers a physical or mental illness, injury or infirmity that prevents him from performing, with or without reasonable accommodations, his essential job functions, for a total period of 120 days in any 360-day period. “Cause,” as defined in the employment agreements, includes, among others, the following events, as determined in the reasonable good faith judgment of the Board of Directors:

•
the failure of such executive to perform his duties or comply with reasonable directions of the Board of Directors which continues for ten days after the Board of Directors has given written notice to such executive, specifying in reasonable detail the manner in which such executive has failed to perform such duties or comply with such directions;

•
the determination by the Board of Directors in the exercise of its reasonable judgment that such executive has committed an act or acts constituting a felony, dishonesty or disloyalty with respect to the Company or fraud;

•
the determination by the Board of Directors in the exercise of its reasonable judgment that such executive has committed an act, or has failed to take action, which act or failure to take action adversely affects the Company’s business or reputation or indicates alcohol abuse or drug use by such executive that adversely affects his performance of the essential job functions hereunder; or

•
the breach, non-performance or non-observance of any of the terms of such executive’s employment agreement (other than as described in the first bullet above) or any other agreement to which such executive and the Company are parties, by such executive, if such breach, non-performance or non-observance shall continue beyond a period of ten business days immediately after written notice thereof by the Company to such executive.

Pursuant to Dr. Gudkov’s consulting agreement, Dr. Gudkov  may be terminated by us, effective immediately, if he (a) breaches or threatens to breach the provisions relating to inventions and proprietary information, (b) engages in any malfeasance, misconduct or conduct likely to cause reputational harm to the Company, (c) enters into a relationship with a third party that creates a conflict of interest with his consulting services to the Company, (d) fails to perform or neglects his duties after written notice from the chief executive officer, or (e) dies or becomes physically or mentally disabled such that in the Company’s reasonable judgment, Dr. Gudkov cannot perform his duties. The consulting agreement permits either Dr. Gudkov or us to terminate the consulting agreement upon 14 days notice. Following termination, we are been required to pay Dr. Gudkov all fees owing for services rendered prior to the termination date.

The following table summarizes the payments that would have been made to our named executive officers under the employment or consulting agreements, as applicable, upon a termination on December 31, 2010.

	Voluntary Termination/ Termination for Cause	Termination Without Cause	Death or Disability In Performance of Duty
Michael Fonstein	-	$160,000	$480,000
Yakov Kogan	-	$125,000	$375,000
Andrei Gudkov	-	-	-

Actual amounts that the named executive officers could receive in the future as a result of a termination of employment could differ materially from the amounts set forth above as a result of, among other things, changes in their base salaries, changes in our stock price and the vesting and grants of additional equity awards.

Director Compensation

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board. Each of our directors whose compensation is disclosed above is not compensated in addition to the compensation they receive as an executive officer of the Company.

For their service during 2010, each of our independent directors was entitled to receive an annual retainer of $50,000.  Each of our independent directors elected, however, to receive a portion of his annual retainer in the form of shares of our common stock rather than cash. Specifically, each of Messrs. Kasten, Perez, Antal and DiCorleto elected to receive common stock with a value equivalent to $25,000, with the remaining $25,000 portion of the retainer to be received by each in cash.

In addition to the annual retainer, the chairperson of the Audit Committee (Mr. Antal) received an annual fee of $15,000 and the other members of the Audit Committee (Messrs. Kasten and Perez) each received an annual fee of $10,000. The chairperson of the Compensation Committee (Mr. Antal) received an annual fee of $7,500 and the other members of the Compensation Committee (Messrs. Antal and Perez) each received $5,000. Each member of the Nominating and Corporate Governance Committee (Messrs. Kasten, DiCorleto, and Perez), including the chairperson, received an annual fee of $2,500. For the year ending December 31, 2010, we granted to each of our independent directors options to purchase 35,000 shares of common stock at an exercise price of $2.98 per share. All of those options were awarded on June 8, 2010, vested immediately upon grant and are exercisable for ten years. Each of our independent directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending Board or Board committee meetings.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2010 to each of our directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Option Awards (2)($)	Total ($)
(a)	(b)	(c)	(d)	(h)
Bernard L. Kasten	$50,208	$51,614	$72,800	$174,622
H. Daniel Perez	$55,625	$41,236	$72,800	$169,661
James J. Antal	$53,958	$51,614	$72,800	$178,372
Paul E. DiCorleto	$30,208	$51,614	$72,800	$154,622

(1)           These amounts represent the grant date fair value of stock awards granted to each director in 2010 computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions used in determining grant date fair value may be found in Note 1Q to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)           These amounts represent the grant date fair value of options granted to each director in 2010 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 1Q to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010, regarding shares of common stock that may be issued under the Company’s equity compensation plans, including the Cleveland BioLabs, Inc. Equity Incentive Plan, as amended.  Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date back to before the Company became a reporting company under the Exchange Act).

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,111,533	$3.92	2,672,708
Equity compensation plans not approved by security holders (2)	152,907	$3.10	-
Total	3,264,440	$3.88	2,672,708

(1)	Consists of the Cleveland BioLabs, Inc. Equity Incentive Plan, as amended.

(2)
The number shown consists of shares to be issued upon equity grants made by us prior to our initial public offering, when we did not have any defined equity compensation plans approved by our stockholders.

REPORT OF AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three non-employee members of the Board of Directors. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in The NASDAQ Marketplace Rules, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Antal qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

The Audit Committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.cbiolabs.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval.  The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Meaden & Moore, Ltd.  The members of the Audit Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee’s experience in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.

In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Audit Committee took the following actions:

• Reviewed and discussed the audited financial statements for the fiscal year ended 2010 with management and Meaden & Moore, Ltd., our independent registered public accounting firm;

• Discussed with Meaden & Moore, Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

• Received written disclosures and the letter from Meaden & Moore, Ltd. regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Meaden & Moore, Ltd. communications with the Audit Committee and the Audit Committee further discussed with Meaden & Moore, Ltd. their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Meaden & Moore, Ltd., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended 2010 for filing with the SEC.

Members of the Audit Committee
James J. Antal (Chairperson)
Bernard L. Kasten
H. Daniel Perez

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that three reports, covering an aggregate of three transactions, were filed late by Yakov Kogan, all of which related to stock options granted to Ms. Leah Brownlee, the spouse of Dr. Kogan, who is employed by us as corporate counsel. The following transactions were reported late: (i) Ms. Brownlee was granted 30,000 stock options on March 2, 2010, for which a report by Mr. Kogan was filed on April 20, 2010; (ii) Ms. Brownlee was granted 3,856 stock options on August 18, 2010, for which a report by Mr. Kogan was filed on September 1, 2010; and (iii) Ms. Brownlee was granted 4,255 stock options on November 17, 2010, for which a report by Mr. Kogan was filed on November 22, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pursuant to our Code of Conduct, the Audit Committee must approve in advance any transaction that could involve an actual, potential or perceived conflict of interest, including transactions where employees or directors have a substantial financial interest in any of our competitors, customers or suppliers, or where gifts or loans of value in excess of $200 are received in a year from our suppliers, customers or competitors. The policy also requires disclosure or approval where an employee or director owns a substantial interest in an entity that has a prospective business relationship with, or is a competitor of, us.

On or around May 31, 2006, we entered into a Collaboration Agreement with one of our stockholders, ChemBridge Corporation (“ChemBridge”), which at the time beneficially owned approximately 6.12% of our common stock. Pursuant to the Collaboration Agreement, we and ChemBridge agreed to collaborate on efforts to research and develop pharmaceutical compounds targeting renal cell carcinoma (a highly fatal form of kidney disease) and other cancers. The financial commitment from each party depends on the success of each step of the project. As part of the agreement, ChemBridge has agreed to provide 5.25 full-time equivalent personnel in exchange for a 50% interest in all developed pharmaceutical compounds.

Pursuant to our existing license agreement with The Cleveland Clinic Foundation (“CCF”), we have paid, as of December 31, 2010, $350,000 in milestone payments. Since our inception, we have also subcontracted with CCF for grants, and lab and other services, in the approximate amount of $3,210,000, of which approximately $3,500 was paid in 2010. As of December 31, 2010, CCF beneficially owned approximately 4.37% of our common stock. Dr. DiCorleto, one of our directors, is the Chairman of the Lerner Research Institute of the Cleveland Clinic. In making the determination of independence with respect to Dr. DiCorleto, the Nominating and Corporate Governance Committee of the Board of Directors, with Dr. DiCorleto abstaining from the determination, considered Dr. DiCorleto’s affiliation with the Cleveland Clinic and satisfied itself that this affiliation does not detract or interfere with Dr. DiCorleto’s ability to exercise independent judgment in carrying out his responsibilities as director and serving the best interests of our stockholders.

Our Chief Scientific Officer and Board member, Dr. Andrei Gudkov, is the Senior Vice President of Basic Science and the Chairman of the Department of Cell Stress Biology at Roswell Park Cancer Institute (“RPCI”). We provide funding to Dr. Gudkov’s laboratory at RPCI, and also purchase certain core services from RPCI, including mice, the housing and storage of mice, irradiator services, and other core services such as DNA sequencing and blood analysis. In 2010, we paid RPCI approximately $1,375,000 for funding Dr. Gudkov’s laboratory and $437,000 for core services. There was a balance in accounts payable for approximately $202,000 for Dr. Gudkov’s laboratory funding as of December 31, 2010.

In addition to the above, Incuron, LLC, our majority-owned subsidiary, provided a loan of $121,400 during fiscal 2010 to an entity in which Dr. Gudkov has a minority stake. This entity is not related to the Company. The loan carries no interest, a borrowing limit of $121,400, and expires on June 30, 2011. The proceeds of the loan were used by such entity to fund research at Dr. Gudkov’s laboratory.

Dr. Hohn, our director nominee, is the Executive Director of Health Policy at the Cancer Center at RPCI. In making the determination of independence with respect to Dr. Hohn, the Nominating and Corporate Governance Committee of the Board of Directors considered Dr. Hohn’s affiliation with the Roswell Institute and satisfied itself that this affiliation does not detract or interfere with Dr. Hohn’s ability to exercise independent judgment in carrying out his responsibilities as director upon his election and serving the best interests of our stockholders.

Effective March 1, 2010, we hired Leah Brownlee to serve in the position of Corporate Counsel and Vice President-Operations. Ms. Brownlee is the spouse of Dr. Yakov Kogan, a member of our Board and our Chief Operating Officer and Secretary. Ms. Brownlee was paid a base salary at an annual rate of $145,000 from March 2010 through June 2010 and at an annual rate of $160,000 from July 2010 through December 2010 and also received options exercisable for 30,000 shares of common stock at an exercise price of $3.79 per share on March 2, 2010, options exercisable for 3,856 shares of common stock at an exercise price of $3.91 per share on August 18, 2010, and options exercisable for 4,255 shares of common stock at an exercise price of $6.09 per share on November 17, 2010.

ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors consists of seven directors, six of whom is a nominee in the current election. H. Daniel Perez is currently a member of our Board of Directors and a member of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has decided not to nominate Dr. Perez for re-election to the Board of Directors and his term will end immediately after the completion of the Annual Meeting. David C. Hohn is being nominated to fill the vacancy created in our Board of Directors by the departure of Dr. Perez. After the Annual Meeting, Dr. Hohn is expected to serve on the committees of the Board of Directors on which Dr. Perez is currently a member.

If elected, the seven nominees for election as directors at our 2011 Annual Meeting of Stockholders will serve for one year terms expiring at our 2012 Annual Meeting of Stockholders. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this proxy statement to serve as our directors. See “Management and Corporate Governance—The Board of Directors” above.

In accordance with NASDAQ Marketplace Rule 5605(b)(1), and the standard of independence defined in NASDAQ Marketplace Rule 5605(a)(2), “independent directors” currently make up a majority of our Board of Directors. Our independent directors who are nominees are James J. Antal, Paul E. DiCorleto and Bernard L. Kasten. Our Board has also determined that, following his election, Dr. Hohn will also qualify as an independent director as defined The NASDAQ Stock Market. In making the determination of independence with respect to Dr. DiCorleto, the Nominating and Corporate Governance Committee of the Board of Directors, with Dr. DiCorleto abstaining from the determination, considered Dr. DiCorleto’s affiliation with the Cleveland Clinic and satisfied itself that this affiliation does not detract or interfere with Dr. DiCorleto’s ability to exercise independent judgment in carrying out his responsibilities as director and serving the best interests of our stockholders. In making the determination of independence with respect to Dr. Hohn, the Nominating and Corporate Governance Committee of the Board of Directors considered Dr. Hohn’s affiliation with the Roswell Park Center Institute and satisfied itself that this affiliation will not detract or interfere with Dr. Hohn’s ability to exercise independent judgment in carrying out his responsibilities as director upon his election and serving the best interests of our stockholders.

The Nominating and Corporate Governance Committee of the Board has reviewed the performance of the Board, and has recommended that all nominees be approved for reelection. Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Messrs. Kasten, Antal, DiCorleto, Fonstein, Gudkov, Kogan and Hohn.  In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place.  We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted For each nominee at the Meeting is required to elect each nominee as a director.

The Board of Directors recommends the Election of Messrs. Kasten, Antal, DiCorleto, Fonstein, Gudkov, Kogan and Hohn as directors, and proxies solicited by the Board of Directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Meaden & Moore, Ltd. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2011.  The Board proposes that the stockholders ratify this appointment.  Meaden & Moore, Ltd. audited our financial statements for the fiscal year ended December 31, 2010.  We expect that representatives of Meaden & Moore, Ltd. will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event the stockholders do not ratify the appointment of Meaden & Moore, Ltd. as our independent registered public accounting firm, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

The Board of Directors recommends a vote For the appointment of Meaden & Moore, Ltd. as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

Principal Accountant Fees and Services

Meaden & Moore, Ltd. acts as the principal auditor for us and also provides certain audit-related services. We have entered into an engagement agreement with Meaden & Moore, Ltd. that sets forth the terms by which Meaden & Moore, Ltd. will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The Audit Committee pre-approves all services provided by Meaden & Moore, Ltd. to us. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The fees for the services provided by Meaden & Moore, Ltd. to us are set forth below:

Audit Fees

Audit Fees were $155,309 for the year ended December 31, 2010 and were $96,021 for the year ended December 31, 2009. Audit Fees consisted of work performed in the audit of financial statements, and the audit of the Company’s internal controls over financial reporting, and work performed in connection with quarterly financial statement reviews, statutory audits, consultation regarding financial accounting and/or reporting standards, filings with the SEC and comfort letters.

Audit-Related Fees

There were no fees billed by Meaden & Moore, Ltd. for Audit-Related Fees during the years ended December 31, 2010 and December 31, 2009.

Tax Fees

There were no fees billed by Meaden & Moore for Tax Fees during the years ended December 31, 2010 and December 31, 2009.

All Other Fees

There were no fees billed by Meaden & Moore for Other Fees during the years ended December 31, 2010 and December 31, 2009.

ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 3)

In accordance with recent legislation, we are seeking your advisory vote on our executive compensation arrangements. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying tables contained in this proxy statement with respect to our executive officers named in the Summary Compensation Table. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies. Furthermore, a significant proportion of our executive compensation is paid in the form of stock options, aligning our executive’s interests with those of our stockholders. We believe that our executive compensation is designed to promote the creation of long-term stockholder value and position the Company for long-term success.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Cleveland BioLabs, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to approve this resolution.

The Board of Directors recommends a vote to Approve the compensation of our Named Executive Officers, and proxies solicited by the Board of Directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Notice Item 4)

In accordance with recent legislation, we are seeking your input with regard to the frequency of future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote (see Notice Item 3) should occur every year, every two years or every three years.  Because your vote is advisory, it will not be binding on our Board of Directors or the committees thereof. However, the Board (and/or an appropriately delegated committee of the Board) will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on executive compensation to our stockholders.

After careful consideration of this Proposal, our Nominating and Corporate Governance Committee, which has been delegated by our Board of Directors to make this determination, has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our Company, and therefore our Nominating and Corporate Governance Committee recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Nominating and Corporate Governance Committee considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our desire to seek input from, and engage in discussions with, our stockholders on certain corporate governance matters and our executive compensation philosophy, policies and practices. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and the complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

We understand that our stockholders may have different views as to what is the best approach for our Company, and we look forward to hearing from our stockholders on this Proposal.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.  The frequency option receiving the greatest number of votes (also known as a “plurality” of the votes cast) will be the frequency approved by our stockholders.

The Board of Directors recommends a vote to Approve the frequency of holding an advisory vote on executive compensation every year, and proxies solicited by the Board of Directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting.  If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in the proxy statement relating to our 2012 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to April 27, 2011.  In accordance with our Second Amended and Restated By-Laws, to be considered for presentation at the 2012 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 120 days prior to, and no later than 90 days prior to, June 7, 2012. Proposals that are not received in a timely manner will not be voted on at the 2012 Annual Meeting.  If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  Any such notice must include information specified in our Second Amended and Restated By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder's ownership of our stock. All stockholder proposals should be marked for the attention of the Office of the Secretary, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203.

CLEVELAND BIOLABS, INC.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Cleveland Biolabs, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 6, 2011.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by mail:
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

CLEVELAND BIOLABS, INC.

Please mark your votes like this **X**

The Board of Directors recommends that you vote "FOR ALL" nominees in Proposal 1, "FOR" Proposals 2 and 3 and for "ONE YEAR" in Proposal 4.

1. Election of Directors	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT (indicate excepted nominee to the left)
NOMINEES: 01 James J. Antal, 02 Paul E. DiCorleto, 03 Michael Fonstein, 04 Andrei Gudkov, 05 Bernard L. Kasten, 06 Yakov Kogan, 07 David C. Hohn	☐	☐	☐

____
(Except nominee(s) written above.)

	FOR	AGAINST	ABSTAIN
2. Ratification of Meaden & Moore, Ltd. as auditor for the fiscal year ending December 31, 2011	☐	☐	☐
3. Approval of the executive compensation of Cleveland BioLabs, Inc. (advisory vote)	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Frequency of the voting on executive compensation (advisory vote)	☐	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________ Signature ______________ Date ________, 2011.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

CLEVELAND BIOLABS, INC.

Proxy Solicited on Behalf of the Board of Directors
For The Annual Meeting of Stockholders—June 7, 2011

The undersigned appoints Michael Fonstein and John A. Marhofer, Jr., and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the capital stock of Cleveland BioLabs, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on June 7, 2011, or at any adjournment or postponement thereof. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes **ALL** previous proxies given to vote at the Annual Meeting of Stockholders to be held on June 7, 2011, or at any adjournment or postponement thereof.

Unless otherwise marked, a signed proxy will be voted FOR the election of the nominees named in Proposal 1, FOR the ratification of the appointment of Meaden & Moore, Ltd. as independent auditor as described in Proposal 2, FOR the approval of the executive compensation to the Cleveland BioLabs, Inc. (advisory vote) as described in Proposal 3, and FOR the approval of "ONE YEAR" as the frequency of voting on executive compensation (advisory vote) as described in Proposal 4.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)